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                                  EXHIBIT 11


                       COMPUTATION OF PER SHARE EARNINGS

                                                    December 31,
                                          ---------------------------------
                                            1994        1993        1992
                                          ---------   ---------   ---------
PRIMARY

Actual weighted average shares
 outstanding for the period               2,624,197   2,622,629   2,621,126
Dilutive options using the
 treasury stock method*                       --          --          --
                                          ---------   ---------   ---------
Total shares used in per share
 calculations                             2,624,197   2,622,629   2,621,126

Net income                               $4,013,000  $3,951,000  $2,866,000
                                          ---------   ---------   ---------
Earnings per share                            $1.53       $1.51       $1.09
                                          =========   =========   =========


                                                    December 31,
                                          ---------------------------------
                                            1994        1993        1992
                                          ---------   ---------   ---------
FULLY DILUTIVE

Actual weighted average shares
 outstanding for the period               2,624,197   2,622,629   2,621,126
Dilutive options using the
 treasury stock method*                       --          --          --
                                          ---------   ---------   ---------
Total shares used in per share
 calculations                             2,624,197   2,622,629   2,621,126

Net income                               $4,013,000  $3,951,000  $2,866,000
                                          ---------   ---------   ---------
Earnings per share                            $1.53       $1.51       $1.09
                                          =========   =========   =========

*The dilutive effect of stock options is less than 3% in the aggregate, hence has not been included in the calculations